As filed with the Securities and Exchange Commission on October 31, 2007

Registration No. 333-146681

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Giant Interactive Group Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	7389	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2/F No. 29 Building, 396 Guilin Road

Shanghai 200233

People’s Republic of China

(86-21) 6451-5001

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue, 13th Floor

New York, New York 10011

(212) 664-1666

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kurt J. Berney	Alan Seem
O’Melveny & Myers LLP	Shearman & Sterling LLP
37th Floor, Plaza 66	12th Floor, East Tower, Twin Towers
1266 Nanjing Road West	B-12 Jianguomenwai Dajie
Shanghai 200040	Beijing 100022
People’s Republic of China	People’s Republic of China
(86-21) 2307-7007	(86-10) 5922-8000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum aggregate offering price (1)		Amount of registration fee (4)
Ordinary Shares, par value US$0.0000002 per share	65,777,036	(2)(3)	US$	920,878,504	US$	28,270.97

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.
(2)	Includes (i) ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public and (ii) ordinary shares that may be purchased by the underwriters pursuant to an over-allotment option. These ordinary shares are not being registered for the purposes of sales outside of the United States.
(3)	American depositary shares issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 filed with the Commission on October 17, 2007 (Registration No. 333-146776). Each American depositary share represents one ordinary share.
(4)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

Explanatory Note

The sole purpose of this amendment is to file Exhibit 23.10 to the registration statement. No other changes have been made to the registration statement. Accordingly, the amendment consists only of the facing page, this explanatory note and Part II of the registration statement.

1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated articles of association, which will become effective upon the closing of this offering, will provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own dishonesty, fraud or default.

Under the form of indemnification agreements filed as Exhibit 10.5 to this registration statement, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

The form of Underwriting Agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities (including options to acquire our ordinary shares). We believe that each of the following issuances were exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding transactions not involving a public offering. This is based on our understanding that, with respect to each issuance listed below of our unregistered securities: (1) there was no Substantial U.S. Market Interest (as defined in Rule 902 of Regulation S) in the class of our securities being offered or sold; (2) there was no offer made to a person in the United States; (3) at the time of the subscription, we reasonably believed that the recipient of our unregistered securities was outside the United States; and (4) there had been no public offer, nor any Directed Selling Efforts (as defined in Rule 902 of Regulation S) made in the United States by us, a distributor, any of our or their affiliates, or any person acting on behalf of the foregoing.

Purchaser	Date of Sale or Issuance	Number of Securities*	Consideration	Underwriting Discount and Commission
Able Offer Group Limited	July 26, 2006	2,000,000	US$0.40	N/A
Barreto Management Limited	July 26, 2006	12,750,000	US$2.55	N/A
Baros Profit Limited	July 26, 2006	2,500,000	US$0.50	N/A
Caneira Holdings Limited	July 26, 2006	3,250,000	US$0.65	N/A
Coupet Holdings Limited	July 26, 2006	750,000	US$0.15	N/A
Fine Idea Management Limited	July 26, 2006	1,500,000	US$0.30	N/A
Gerard Resource Limited	July 26, 2006	2,000,000	US$0.40	N/A
Goodview Profit Holdings Limited	July 26, 2006	3,250,000	US$0.65	N/A
Huth Group Limited	July 26, 2006	500,000	US$0.10	N/A
Kakata Group Limited	July 26, 2006	500,000	US$0.10	N/A
Lahm Investments Group Limited	July 26, 2006	1,250,000	US$0.25	N/A
Maniche Group Limited	July 26, 2006	750,000	US$0.15	N/A
Mendez International Limited	July 26, 2006	10,000,000	US$2.00	N/A
Mendez Holdings Limited	July 26, 2006	2,750,000	US$0.55	N/A
Pineda Holdings Limited	July 26, 2006	750,000	US$0.15	N/A
Robinho Group Limited	July 26, 2006	1,500,000	US$0.30	N/A
Schwarzer International Limited	July 26, 2006	2,000,000	US$0.40	N/A
Stronginsight Group Limited	July 26, 2006	2,000,000	US$0.40	N/A
Union Sky Holding Group Limited	July 26, 2006	102,000,000	US$20.40	N/A
Vogel Holding Group Limited	July 26, 2006	48,000,000	US$9.60	N/A
Huth Group Limited	July 22, 2007	4,000,000	**	N/A

* Gives effect to a 1,000-for-one split of our ordinary shares completed on July 22, 2007 and a 50-for-one split of our ordinary shares completed on September 26, 2007.

** We received certain intellectual property rights as consideration for our issuance of these ordinary shares. See “Description of Share Capital—History of Securities Issuances—IP Transfer Agreement (Supplemental Agreement)” in the prospectus.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement

1.2	Reserved Share Program Side Letter

3.1	Memorandum and Articles of Association of Giant Interactive Inc.

4.1(1)	Specimen American Depositary Receipt (included in Exhibit 4.3)

4.2	Specimen Certificate for Ordinary Shares

4.3(1)	Form of Deposit Agreement among the Giant Interactive Group Inc., Citibank, N.A., and holders and beneficial owners of American depositary shares issued thereunder

5.1	Opinion of Conyers Dill & Pearman, Cayman Islands special counsel to the registrant, regarding the validity of the ordinary shares being registered

5.2(1)	Opinion of Patterson Belknap Webb & Tyler LLP, counsel to the depositary, regarding the validity of the American depositary shares and American depositary receipts

8.1	Form of Opinion of O’Melveny & Myers LLP regarding certain U.S. Tax Matters

8.2	Opinion of Conyers Dill & Pearman regarding certain Cayman Islands tax matters

10.1	Employee Share Option Scheme

10.2	Forms of option grant agreements for the Employee Share Option Scheme

10.3	2007 Performance Incentive Plan

10.4	Forms of option grant agreement and SAR grant agreement under the 2007 Performance Incentive Plan

10.5	Form of Indemnification Agreement with the directors of Giant Interactive Group Inc.

10.6	Form of Employment Agreement of Giant Interactive Group Inc. and Employment Agreement of Yuzhu Shi

10.7	Form of Irrevocable Powers of Attorney of all the recorded shareholders of Shanghai Giant Network Technology Co., Ltd. (a/k/a Shanghai Zhengtu Network Technology Co., Ltd.) namely Yuliang Feng, Haixiao Lin, Wei Liu, Chen Cheng, Lu Zhang, Tao Yue, Fabing Qu, Yonggui Wang, Kai Chen and Shanghai Lanlin Bio-Technology Co., Ltd. dated September 7, 2006 and Irrevocable Powers of Attorney of Lu Zhang

10.8	Purchase Option and Cooperation Agreement among Shanghai Giant Network Technology Co., Ltd. (a/k/a Shanghai Zhengtu Network Technology Co., Ltd.) recorded shareholders of Shanghai Giant Network Technology Co., Ltd., namely Yuliang Feng, Haixiao Lin, Wei Liu, Chen Cheng, Lu Zhang, Tao Yue, Fabing Qu, Yonggui Wang, Kai Chen and Shanghai Lanlin Bio-Technology Co., Ltd, and Shanghai Zhengtu Information Technology Co., Ltd. dated September 7, 2006

10.9	Share Pledge Agreement among Shanghai Giant Network Technology Co., Ltd. (a/k/a Shanghai Zhengtu Network Technology Co., Ltd.) recorded shareholders of Shanghai Giant Network Technology Co., Ltd., namely Yuliang Feng, Haixiao Lin, Wei Liu, Chen Cheng, Lu Zhang, Tao Yue, Fabing Qu, Yonggui Wang, Kai Chen and Shanghai Lanlin Bio-Technology Co., Ltd, and Shanghai Zhengtu Information Technology Co., Ltd. dated September 7, 2006

10.10	Online Game Software Sales and Licensing Agreement between Shanghai Giant Network Technology Co., Ltd. (a/k/a Shanghai Zhengtu Network Technology Co., Ltd.) and Shanghai Zhengtu Information Technology Co., Ltd. dated September 6, 2006

Exhibit Number	Description of Document
10.11	Exclusive Technical Consulting and Service Agreement between Shanghai Giant Network Technology Co., Ltd. and Shanghai Zhengtu Information Technology Co., Ltd. dated September 7, 2006

10.12	Supplementary Agreement among Shanghai Giant Network Technology Co., Ltd. (a/k/a Shanghai Zhengtu Network Technology Co, Ltd.), recorded shareholders of Shanghai Giant Network Technology Co., Ltd., namely Yuliang Feng, Haixiao Lin, Wei Liu, Chen Cheng, Lu Zhang, Tao Yue, Fabing Qu, Yonggui Wang, Kai Chen and Shanghai Lanlin Bio-Technology Co., Ltd, Shanghai Zhengtu Information Technology Co., Ltd., and Yuzhu Shi

10.13	Supplementary Agreement among Shanghai Giant Network Technology Co., Ltd. (a/k/a Shanghai Zhengtu Network Technology Co, Ltd.), recorded shareholders of Shanghai Giant Network Technology Co., Ltd., namely Yuliang Feng, Haixiao Lin, Wei Liu, Chen Cheng, Lu Zhang, Tao Yue, Fabing Qu, Yonggui Wang, Kai Chen and Shanghai Lanlin Bio-Technology Co., Ltd., Shanghai Zhengtu Information Technology Co., Ltd. and Yuzhu Shi dated August 27, 2007

10.14	Subscription Agreement between Giant Interactive Group Inc. and Standard Chartered Private Equity Limited

10.15	Registration Rights Agreement between Giant Interactive Group Inc. and Standard Chartered Private Equity Limited

21.1	List of Subsidiaries

23.1	Consent of Ernst & Young Hua Ming, Independent Registered Public Accounting Firm

23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

23.3	Consent of O’Melveny & Myers LLP (included in Exhibit 8.1)

23.4	Consent of Sallmanns (Far East) Ltd.

23.5	Consent of International Data Corporation

23.6	Consent of Shanghai iResearch Co., Ltd.

23.7	Consent of Paul C.Y. Chu

23.8	Consent of Jason Nanchun Jiang

23.9	Consent of Peter Andrew Schloss

23.10	Consent of Grandall Legal Group (Shanghai)

24.1	Powers of Attorney (included in signature pages in Part II of this registration statement)

99.1	Code of Business Conduct and Ethics of Giant Interactive Group Inc.

(1)	Incorporated by reference to the Registration Statement on Form F-6 (File No. 333-146776), which has been filed with the Securities and Exchange Commission with respect to American depositary shares representing ordinary shares.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in our consolidated financial statements or the notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant under the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

4) For the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, People’s Republic of China, on October 31, 2007.

Giant Interactive Group Inc.

By:	/s/ Yuzhu Shi
Name:	Yuzhu Shi
Title:	Chairman of the board, chief executive officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the date indicated below.

Signature	Title	Date

/s/ Yuzhu Shi* Yuzhu Shi	Chairman of the board, Chief executive officer	October 31, 2007

/s/ Wei Liu* Wei Liu	Director, president	October 31, 2007

/s/ Andrew Y. Yan* Andrew Y. Yan	Director	October 31, 2007

/s/ Lu Zhang* Lu Zhang	Director, chief operating officer	October 31, 2007

/s/ Eric He* Eric He	Chief financial officer	October 31, 2007

*By:	/s/ Eric He	October 31, 2007
Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Giant Interactive Group Inc., has signed this registration statement or amendment thereto in Newark, Delaware on October 31, 2007.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

GIANT INTERACTIVE GROUP INC.

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement

1.2	Reserved Share Program Side Letter

3.1	Memorandum and Articles of Association of Giant Interactive Inc.

4.1(1)	Specimen American Depositary Receipt (included in Exhibit 4.3)

4.2	Specimen Certificate for Ordinary Shares

4.3(1)	Form of Deposit Agreement among the Giant Interactive Group Inc., Citibank, N.A., and holders and beneficial owners of American Depositary Shares issued thereunder

5.1	Opinion of Conyers Dill & Pearman, Cayman Islands special counsel to the registrant, regarding the validity of the ordinary shares being registered

5.2(1)	Opinion of Patterson Belknap Webb & Tyler LLP, counsel to the depositary, regarding the validity of the American Depositary Shares and American Depositary Receipts

8.1	Form of Opinion of O’Melveny & Myers LLP regarding certain U.S. Tax Matters

8.2	Opinion of Conyers Dill & Pearman regarding certain Cayman Islands tax matters

10.1	Employee Share Option Scheme

10.2	Forms of option grant agreements for the Employee Share Option Scheme

10.3	2007 Performance Incentive Plan

10.4	Forms of option grant agreement and SAR grant agreement under the 2007 Performance Incentive Plan

10.5	Form of Indemnification Agreement with the directors of Giant Interactive Group Inc.

10.6	Form of Employment Agreement of Giant Interactive Group Inc. and Employment Agreement of Yuzhu Shi

10.7	Form of Irrevocable Powers of Attorney of all the recorded shareholders of Shanghai Giant Network Technology Co., Ltd. (a/k/a Shanghai Zhengtu Network Technology Co., Ltd.), namely Yuliang Feng, Haixiao Lin, Wei Liu, Chen Cheng, Lu Zhang, Tao Yue, Fabing Qu, Yonggui Wang, Kai Chen and Shanghai Lanlin Bio-Technology Co., Ltd., dated September 7, 2006 and Irrevocable Powers of Attorney of Lu Zhang

10.8	Purchase Option and Cooperation Agreement among Shanghai Giant Network Technology Co., Ltd. (a/k/a Shanghai Zhengtu Network Technology Co., Ltd.) recorded shareholders of Shanghai Giant Network Technology Co., Ltd., namely Yuliang Feng, Haixiao Lin, Wei Liu, Chen Cheng, Lu Zhang, Tao Yue, Fabing Qu, Yonggui Wang, Kai Chen and Shanghai Lanlin Bio-Technology Co., Ltd, and Shanghai Zhengtu Information Technology Co., Ltd. dated September 7, 2006

10.9	Share Pledge Agreement among Shanghai Giant Network Technology Co., Ltd. (a/k/a Shanghai Zhengtu Network Technology Co., Ltd.) recorded shareholders of Shanghai Giant Network Technology Co., Ltd., namely Yuliang Feng, Haixiao Lin, Wei Liu, Chen Cheng, Lu Zhang, Tao Yue, Fabing Qu, Yonggui Wang, Kai Chen and Shanghai Lanlin Bio-Technology Co., Ltd, and Shanghai Zhengtu Information Technology Co., Ltd. dated September 7, 2006

10.10	Online Game Software Sales and Licensing Agreement between Shanghai Giant Network Technology Co., Ltd. (a/k/a Shanghai Zhengtu Network Technology Co., Ltd.) and Shanghai Zhengtu Information Technology Co., Ltd. dated September 6, 2006

10.11	Exclusive Technical Consulting and Service Agreement between Shanghai Giant Network Technology Co., Ltd. (a/k/a Shanghai Zhengtu Network Technology Co., Ltd.) and Shanghai Zhengtu Information Technology Co., Ltd. dated September 7, 2006

Exhibit Number	Description of Document

10.12	Supplementary Agreement among Shanghai Giant Network Technology Co., Ltd. (a/k/a Shanghai Zhengtu Network Technology Co., Ltd.), recorded shareholders of Shanghai Giant Network Technology Co., Ltd., namely Yuliang Feng, Haixiao Lin, Wei Liu, Chen Cheng, Lu Zhang, Tao Yue, Fabing Qu, Yonggui Wang, Kai Chen and Shanghai Lanlin Bio-Technology Co., Ltd, Shanghai Zhengtu Information Technology Co., Ltd., and Yuzhu Shi

10.13	Supplementary Agreement among Shanghai Giant Network Technology Co., Ltd. (a/k/a Shanghai Zhengtu Network Technology Co., Ltd.), recorded shareholders of Shanghai Giant Network Technology Co., Ltd., namely Yuliang Feng, Haixiao Lin, Wei Liu, Chen Cheng, Lu Zhang, Tao Yue, Fabing Qu, Yonggui Wang, Kai Chen and Shanghai Lanlin Bio-Technology Co., Ltd, Shanghai Zhengtu Information Technology Co., Ltd. and Yuzhu Shi dated August 27, 2007

10.14	Subscription Agreement between Giant Interactive Group Inc. and Standard Chartered Private Equity Limited

10.15	Registration Rights Agreement between Giant Interactive Group Inc. and Standard Chartered Private Equity Limited

21.1	List of Subsidiaries

23.1	Consent of Ernst & Young Hua Ming, Independent Registered Public Accounting Firm

23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

23.3	Consent of O’Melveny & Myers LLP (included in Exhibit 8.1)

23.4	Consent of Sallmanns (Far East) Ltd.

23.5	Consent of International Data Corporation

23.6	Consent of Shanghai iResearch Co., Ltd.

23.7	Consent of Paul C.Y. Chu

23.8	Consent of Jason Nanchun Jiang

23.9	Consent of Peter Andrew Schloss

23.10	Consent of Grandall Legal Group (Shanghai)

24.1	Powers of Attorney (included in signature pages in Part II of this registration statement)

99.1	Code of Business Conduct and Ethics of Giant Interactive Group Inc.

(1)	Incorporated by reference to the Registration Statement on Form F-6 (File No. 333-146776), which has been filed with the Securities and Exchange Commission with respect to American Depositary shares representing ordinary shares.